Exhibit 99.1

AGL RESOURCES INC. AND NICOR INC. UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (sometimes referred to as pro forma financial statements) have been derived from the historical consolidated financial statements of AGL Resources and Nicor.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income (sometimes referred to as pro forma statements of income) for the six months ended June 30, 2011, and for the year ended December 31, 2010, give effect to the merger as if it were completed on January 1, 2010. The Unaudited Pro Forma Condensed Combined Statement of Financial Position (sometimes referred to as pro forma balance sheet) as of June 30, 2011, gives effect to the merger as if it were completed on June 30, 2011.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (i) directly attributable to the merger; (ii) factually supportable; and (iii) with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of AGL Resources and Nicor. As such, the impact from merger related expenses is not included in the accompanying pro forma statements of income. However, the impact of these expenses is reflected in the pro forma balance sheet as a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

The acquisition of Nicor common stock by AGL Resources in the merger will be accounted for in accordance with the acquisition method of accounting and the regulations of the SEC. The purchase price will be computed using (i) Nicor’s outstanding shares at the date of the merger, and the market value of AGL Resources’ common stock issued in connection with the merger based on the closing price of AGL Resources’ common stock at the date of the merger and (ii) the cost of debt to be issued based on Nicor’s outstanding shares at the date of the merger and the commitment to pay cash of $21.20 per Nicor common share.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

The following pro forma financial statements should be read in conjunction with:
•	The accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;
•	The consolidated financial statements of AGL Resources as of and for the year ended December 31, 2010, included in AGL Resources’ Form 10-K;
•	The unaudited consolidated interim financial statements of AGL Resources as of and for the six months ended June 30, 2011, included in AGL Resources’ Form 10-Q;
•	The consolidated financial statements of Nicor as of and for the year ended December 31, 2010, included in Nicor’s Form 10-K;
•	The unaudited consolidated interim financial statements of Nicor as of and for the six months ended June 30, 2011, included in Nicor’s Form 10-Q;
•	Information contained in, or incorporated by reference in our joint proxy statement/prospectus filed with the SEC on April 28, 2011;
•
Such information (which is not incorporated by reference) is available to the public from commercial document retrieval services, at the SEC’s public reference room (100 F. Street, N.E., Washington, D.C. 20549) or at the SEC’s website (http://www.sec.gov).

AGL RESOURCES INC. AND NICOR INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF INCOME
For the Six Months Ended June 30, 2011
	AGL		Pro Forma		Pro Forma
	Resources	Nicor (a)	Adjustments		Combined
	(In millions, except per share amounts)

OPERATING REVENUES	$1,253	$1,514	$-		$2,767
OPERATING EXPENSES:
Cost of gas	589	846	-		1,435
Operation and maintenance	258	344	(20)	(b)	582
Depreciation and amortization	83	104	5	(c)	192
Taxes other than income taxes	25	119	-		144
Total operating expenses	955	1,413	(15)		2,353
OPERATING INCOME	298	101	15		414
Interest expense	(61)	(16)	(19)	(d)	(96)
Other income	3	9	-		12
INCOME BEFORE INCOME TAXES	240	94	(4)		330
INCOME TAXES	87	30	1	(e)	118
NET INCOME	153	64	(5)		212
Less: net income attributable to the noncontrolling interest	11	-	-		11
NET INCOME ATTRIBUTABLE TO PARENT	$142	$64	$(5)		$201
BASIC EARNINGS PER SHARE OF COMMON STOCK	$1.83	$1.40			$1.73
WEIGHTED-AVERAGE NUMBER OF BASIC SHARES OUTSTANDING	77.8	45.9	(7.2)	(f)	116.5
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$1.82	$1.40			$1. 72
WEIGHTED-AVERAGE NUMBER OF DILUTED SHARES OUTSTANDING	78.3	45.9	(7.2)	(f)	117.0
See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

AGL RESOURCES INC. AND NICOR INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2010
	AGL		Pro Forma		Pro Forma
	Resources	Nicor (a)	Adjustments		Combined
	(In millions, except per share amounts)

OPERATING REVENUES	$2,373	$2,710	$-		$5,083
OPERATING EXPENSES:
Cost of gas	1,164	1,406	-		2,570
Operation and maintenance	503	692	(10)	(b)	1,185
Depreciation and amortization	160	203	10	(c)	373
Taxes other than income taxes	46	173	-		219
Total operating expenses	1,873	2,474	-		4,347
OPERATING INCOME	500	236	-		736
Interest expense	(109)	(37)	(38)	(d)	(184)
Other (loss) income	(1)	9	-		8

INCOME BEFORE INCOME TAXES	390	208	(38)		560
INCOME TAXES	140	70	(9)	(e)	201
NET INCOME	250	138	(29)		359
Less: net income attributable to the noncontrolling interest	16	-	-		16
NET INCOME ATTRIBUTABLE TO PARENT	$234	$138	$(29)		$343
BASIC EARNINGS PER SHARE OF COMMON STOCK	$3.02	$3.02			$2.95
WEIGHTED-AVERAGE NUMBER OF BASIC SHARES OUTSTANDING	77.4	45.7	(7.0)	(f)	116.1
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$3.00	$3.02			$2.94
WEIGHTED-AVERAGE NUMBER OF DILUTED SHARES OUTSTANDING	77.8	45.7	(7.0)	(f)	116.5
See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

AGL RESOURCES INC. AND NICOR INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As of June 30, 2011

	AGL		Pro Forma		Pro Forma
	Resources	Nicor (a)	Adjustments		Combined
		(In millions)

ASSETS
Current Assets:
Cash and cash equivalents	$21	$43	$-		$64
Total receivables, net of allowance	773	289	-		1,062
Inventories, net	544	59	-		603
Derivative financial instruments	122	37	-		159
Recoverable regulatory assets	60	32	66	(g)	158
Other current assets	83	166	-		249
	1,603	626	66		2,295

Property, plant and equipment, net	4,587	3,060	6	(h)	7,653
Goodwill	418	27	1,333	(i)	1,778
Recoverable regulatory assets	542	252	-		794
Derivative financial instruments	30	11	-		41
Other	37	232	128	(j)	397

	$7,217	$4,208	$1,533		$12,958

LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$144	$66	$200	(l)	$410
Accounts payable	819	264	-		1,083
Current portion of long-term debt	10	-	-		10
Accrued expenses	112	69	38	(k)	219
Derivative financial instruments	22	57	-		79
Accrued regulatory liabilities	173	48	-		221
Other current liabilities	119	217	-		336
	1,399	721	238		2,358

Long-term debt	2,164	499	845	(l)	3,508
Accumulated deferred income taxes	853	434	48	(m)	1,335
Accrued regulatory liabilities	627	893	-		1,520
Accrued pension and postretirement expenses	183	232	-		415
Derivative financial instruments	7	9	-		16
Other long-term liabilities and other deferred credits	70	296	-		366
	3,904	2,363	893		7,160

Equity:
Common shareholders’ equity	1,896	1,124	402	(n)	3,422
Noncontrolling interest	18	-	-		18
	1,914	1,124	402		3,440

	$7,217	$4,208	$1,533		$12,958
See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Basis of Pro Forma Presentation

The pro forma statements of income for the six months ended June 30, 2011, and for the year ended December 31, 2010, give effect to the merger as if it were completed on January 1, 2010. The pro forma statement of financial position as of June 30, 2011, gives effect to the merger as if it were completed on June 30, 2011.

The pro forma financial statements have been derived from the historical consolidated financial statements of AGL Resources and Nicor. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the pro forma financial statements as being accounted for based on the guidance provided by Accounting Standards Codification (ASC) 805 (sometimes referred to as ASC 805), Business Combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements. In accordance with ASC 805, the assets acquired, and the liabilities assumed, have been measured at fair value. The fair value measurements utilize estimates based on key assumptions of the merger, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined after the merger is completed and the final amounts recorded for the merger may differ materially from the information presented.

Estimated transaction costs have been excluded from the pro forma statements of income as they reflect non-recurring charges directly related to the merger. However, the anticipated transaction costs are reflected in the pro forma balance sheet, as an adjustment to accrued expenses and a reduction to retained earnings.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

Nicor’s regulated operations are primarily comprised of the distribution of natural gas. These operations are subject to the rate-setting authority of the Illinois Commerce Commission (sometimes referred to as the Illinois Commission) and are accounted for in accordance with ASC 980, Regulated Operations. The pro forma financial statements have been prepared on a basis assuming that the merger will not have an impact on the determination of utility service rates for Nicor’s regulated operations. However, any change in the rate-setting practices of the Illinois Commission could have a material effect on Nicor’s financial statements. The rate-setting and cost recovery provisions currently in place for Nicor’s regulated operations provide revenues derived from costs including a return on investment of net assets and liabilities included in rate base. Thus, the fair values of Nicor’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma financial statements do not reflect any adjustments related to these amounts.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, as reflected in the pro forma financial statements, AGL Resources has applied ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 2.	Preliminary Purchase Price

AGL Resources will acquire all of the outstanding shares of Nicor’s common stock. Nicor shareholders will be entitled to receive for each share of Nicor common stock, $21.20 in cash and 0.8382 of a share of AGL Resources common stock. The purchase price for the merger is estimated as follows:

Nicor shares outstanding at September 13, 2011 (millions)	45.6
Estimated additional shares outstanding under Nicor’s stock compensation plans granted prior to the execution of the merger agreement (millions)	0.6
Estimated Nicor shares outstanding (millions)	46.2
Exchange ratio	0.8382
Number of shares of AGL Resources to be issued (millions)	38.7
Closing price of AGL Resources common stock on September 13, 2011	$39.96
Cost of equity issued (millions)	$1,548
Estimated Nicor shares outstanding (millions)	46.2
Cash payment per share of Nicor common stock	$21.20
Cost of debt issued (millions)	$979
Total purchase price (millions)	$2,527

The preliminary purchase price was computed using (i) Nicor’s estimated shares outstanding and the market value of AGL Resources’ common stock anticipated to be issued in connection with the merger based on the closing price of AGL Resources’ common stock on September 13, 2011 and (ii) the cost of debt to be issued based on Nicor’s estimated shares outstanding and the commitment to pay cash of $21.20 per Nicor common share.

The preliminary purchase price will fluctuate with the market price of AGL Resources’ common stock until it is reflected on an actual basis when the merger is completed. An increase or decrease of 10% in AGL Resources’ common stock price would increase or decrease the consideration transferred by approximately $155 million, which would be reflected as an increase or decrease to the purchase price of Nicor. The increase or decrease in AGL Resources’ common stock price by as much as 10% is reasonably possible based upon the recent history of AGL Resources’ common stock price.

Note 3.	Pro Forma Adjustments

The pro forma adjustments included in the pro forma financial statements are as follows:

Adjustments to Pro Forma Financial Statements

(a) AGL Resources and Nicor historical presentation — Based on the amounts reported in the Consolidated Statements of Income and Statements of Financial Position of AGL Resources and Nicor, certain financial line items included in Nicor’s historical presentation have been reclassified to corresponding line items included in AGL Resources’ historical presentation. These reclassifications have no material impact on the historical operating income, net income, earnings available to parent, total assets, liabilities or shareholder’ equity reported by AGL Resources or Nicor.

Additionally, based on AGL Resources’ review of Nicor’s summary of significant accounting policies disclosed in Nicor’s financial statements and preliminary discussions with Nicor management, the nature and amount of any adjustments to the historical financial statements of Nicor to conform its accounting policies to those of AGL Resources are not expected to be material. Upon completion of the merger, further review of Nicor’s accounting policies and financial statements may result in revisions to Nicor’s policies and classifications to conform to AGL Resources, some of which may be material.

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments for the fair value of Nicor’s assets and liabilities. The final allocation of the purchase price could differ materially from the preliminary allocation used for the Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Position. The allocation of the preliminary purchase price is as follows (in millions):

Current assets	$692
Property, plant and equipment	3,066
Goodwill	1,360
Other noncurrent assets, excluding goodwill	618
Current liabilities	(732)
Noncurrent liabilities	(2,477)
Purchase price	$2,527

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Income

(b) Operation and maintenance — Represents a decrease in operation and maintenance expense by removing the non-recurring transaction costs incurred by AGL Resources and Nicor through June 30, 2011, and December 31, 2010.

(c) Provision for depreciation and amortization, net — Represents the net incremental depreciation expense and incremental amortization of identified intangibles resulting from the pro forma fair value adjustments to Nicor’s unregulated property, plant and equipment and intangible assets. The estimates are preliminary, subject to change and could vary materially from the actual adjustment at the time the merger is completed.

(d) Interest expense — Represents an increase in interest expense as the result of AGL Resources’ debt issuances to make a cash payment of $979 million to fund the requirement to pay $21.20 for each outstanding common share of Nicor. AGL Resources’ borrowing rate is tied to the U.S. Bond yield rate which is variable in nature. An increase or decrease of one-eighth percent to the U.S. Bond yield rate would increase or decrease AGL Resources’ interest expense by $1 million.

(e) Income taxes — Represents the adjustment to the income tax expense to reflect a combined consolidated estimated statutory income tax rate of 37%.

(f) Shares outstanding — Reflects the elimination of Nicor’s common stock offset by issuance of approximately 38.7 million shares of AGL Resources common stock. This share issuance does not consider that fractional shares will be paid in cash. The pro forma weighted-average number of basic shares outstanding is calculated by adding AGL Resources’ weighted-average number of basic shares of common stock outstanding for six months ended June 30, 2011, and the year ended December 31, 2010, to the number of AGL Resources’ shares expected to be issued as a result of the merger. The pro forma weighted-average number of diluted shares outstanding is calculated by adding AGL Resources’ weighted-average number of diluted shares of common stock outstanding for the six months ended June 30, 2011, and the year ended December 31, 2010, to the number of AGL Resources’ shares expected to be issued as a result of the merger.

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Basic (millions):
AGL Resources weighted-average number of basic shares outstanding	77.8	77.4
Equivalent Nicor common shares after exchange	38.7	38.7
	116.5	116.1
Diluted (millions):
AGL Resources weighted-average number of diluted shares outstanding	78.3	77.8
Equivalent Nicor common shares after exchange	38.7	38.7
	117.0	116.5

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(g) Regulatory assets — Represents the estimated fair value adjustment of $66 million, based on prevailing market prices at June 30, 2011, associated with AGL Resources assuming Nicor’s debt.

(h) Property, Plant and Equipment — Reflects a $6 million increase to record Nicor’s unregulated property, plant and equipment to the estimated fair value. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the time the merger is completed.

(i) Goodwill — Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of Nicor’s assets acquired and liabilities assumed. The estimated purchase price of the transaction, based on the closing price of AGL Resources common stock on the NYSE on September 13, 2011, and the excess purchase price over the fair value of the assets acquired and liabilities assumed is calculated as follows (in millions):

Purchase price	$2,527
Less: Fair value of net assets acquired	1,167
Less: Nicor existing goodwill	27
Pro forma goodwill adjustment	$1,333

(j) Other assets — Represents (i) the estimated fair value of $123 million associated with customer relationships and trade names the retail and shipping segments of Nicor and (ii) the estimated debt issuance costs of $5 million associated with the issuance of $779 million of debt instruments by AGL Resources. As of June 30, 2011, AGL Resources had issued approximately $200 million that may be used to finance the merger. The debt issuance costs will be amortized over the life of the debt.

(k) Accrued expenses — Reflects the accrual for estimated non-recurring transaction costs of $42 million to be incurred after June 30, 2011, partially offset by the current portion of income tax expense of $4 million.

(l) Debt — In connection with the merger agreement, AGL Resources will assume all of Nicor’s outstanding debt. The pro forma adjustment to short-term debt reflects the re-issuance of $200 million of commercial paper which was previously repaid as a result of our March 2011 financing. The pro forma adjustment to long-term debt reflects the issuance of $979 million of debt by AGL Resources, less approximately $200 million that had been secured as of June 30, 2011 that may be used to help finance the merger, and the fair value adjustment of Nicor’s debt based on prevailing market prices at June 30, 2011 of $66 million. Subsequent to June 30, 2011, we finalized documentation with various institutional investors in the private placement market for $275 million in senior unsecured notes.

(m) Accumulated deferred income taxes — Represents the estimated deferred tax liability, based on AGL Resources’ estimated post-merger composite statutory tax rate of 37% multiplied by the fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill. This estimated tax rate is different from AGL Resources’ effective tax rate for the six months ended June 30, 2011, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(n) Equity — The pro forma balance sheet reflects the elimination of Nicor’s historical equity balance, recognition of additional 38.7 million AGL Resources common shares issued and adjustment to reduce retained earnings by $22 million (net of tax) for the remaining estimated non-recurring transaction costs. These transaction costs are shown as an adjustment to retained earnings to reflect the impact of accounting guidance applicable to business combinations, which requires that these costs be expensed. Estimated transaction costs have been excluded from the pro forma income statements as they reflect non-recurring charges directly related to the merger.